EXHIBIT A
SUBADVISORY AGREEMENT
AMONG
NATIONWIDE VARIABLE INSURANCE TRUST,
NATIONWIDE FUND ADVISORS
AND THE BOSTON COMPANY ASSET MANAGEMENT, LLC

Effective June 25, 2010
Amended September 21, 2011*

Funds of the Trust

Subadvisory Fees

NVIT Multi-Manager
Large Cap Value Fund

       0.35% on Subadviser Assets
                           up to $100 million;
                           0.30% on Subadviser Assets
                           of more than
                           $100 million but less than
                           $500 million; and
                           0.20% on Subadviser Assets
                           of $500 million and more.

NVIT Developing
Markets Fund
and
NVIT Emerging
Market Funds

0.45% on Aggregate Subadviser
                           Assets+ up to $200 million;
                           and 0.40% on Aggregate
                           Subadviser Assets+ of $200
                           million and more.

NVIT Large Cap
Growth Fund (formerly
Oppenheimer
NVIT Large Cap Growth
Fund)

                      0.25% on Subadviser Assets
                           up to $500 million; 0.20%
                           on Subadviser Assets of
                           $500 million and more but
                           less than $1 billion; and
                           0.175% on Subadviser Assets
                           of $1 billion and more

*As approved at the Board of Trustees Meeting held on
September 9, 2011.

+The term "Aggregate Subadviser Assets" shall mean the
aggregate amount of assets resulting from the combination
of Subadviser Assets of the NVIT Developing Markets Fund
and the NVIT Emerging Markets Fund.

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IN WITNESS WHEREOF, the parties hereto have executed this
Exhibit A on the effective date set forth above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:  /s/Michael S. Spangler
Name: Michael S. Spangler
Title:  President

ADVISER
NATIONWIDE FUND ADVISORS

By:  /s/Michael S. Spangler
Name: Michael S. Spangler
Title:  President

SUBADVISER
THE BOSTON COMPANY ASSET MANAGEMENT, LLC

By: /s/Bart Grenier_____
Name:  Bart Grenier
Title: Chief Executive Officer